

<ARTICLE>                                        OPUR3
<LEGEND>
     This schedule contains summary financial information extracted from the consolidating balance sheet of MidAmerican Energy Holdings Company as of
     December 31, 1996, and the related consolidating statements of income for the twelve months ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   DEC-31-1996
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-ASSETS>                                 4,559,283
<TOTAL-OPERATING-REVENUES>                     1,872,612
<NET-INCOME>                                   131,046


